Exhibit 99.2

 Standard Motor Products, Inc.  Acquisition of Nissens Automotive  July 10th, 2024

 Safe Harbor – Forward Looking Statements  4  You should be aware that except for historical information, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements, including projections and anticipated levels of future performance, are based on current information and assumptions and involve risks and uncertainties which may cause actual results to differ materially from those discussed herein.  In addition, we use metrics such as Adjusted EBITDA throughout this presentation, which is a non-GAAP measure.  You are urged to review all of our filings with the SEC and our press releases from time to time for details of risks and uncertainties that could cause future performance to vary from the expectations expressed or implied by the forward- looking statements herein and for certain reconciliations of GAAP to non-GAAP results.

 Benefits of the Acquisition of Nissens for SMP Shareholders  Creates an aftermarket leader in North America and Europe across our key product categories  Expands SMP’s product portfolio of powertrain-neutral and EV-specific categories Enhances customer and geographic diversity  Adds a strong management team with a clear culture fit with SMP Delivers meaningful cost synergies and significant cross-selling potential Highly accretive in the first full year of the transaction  4

Nissens Automotive Overview

Nissens at a glance

- Nissens is a manufacturer and distributor of thermal management and engine efficiency parts for the automotive aftermarket
- Founded in 1921, and headquartered in Horsens, Denmark
- Manufacturing facilities in Slovakia and Denmark
- Operates through three distinct brands:
  - **Nissens** brand targeting the premium segments of the passenger vehicle (PV), light commercial vehicle (LCV) as well as the heavy commercial vehicle (HCV) aftermarket
  - **AVA** brand targeting the value segment of the passenger vehicle and light commercial vehicle aftermarket
  - **Highway** brand is a specialized business unit for developing the value segments of heavy commercial and agriculture

Net sales split[2]

By product category


Engine efficiency 16%
Air conditioning 37%
Engine / EV cooling 47%

By geography


North America 5%
RoW 5%
MENAT 5%
Europe 85%

By brand


AVA 9%
Highway Automotive 10%
Nissens 81%

By vehicle type


HCV & Others 22%
PV / LCV 78%

Nissens by the numbers

- **3** Strong brands covering premium and value segments
- **>15,000** SKUs
- **17** Distribution centers / warehouses
- **2** Manufacturing facilities
- **>90%** Parc coverage[1]
- **500+** Employees

Historical net sales[3] ($mm)


CAGR: 17%
142
191
230
250
263
FY2020A
FY2021A
FY2022A
FY2023A
FY2024A

[1] For main product groups; [2] Metrics calendarized to 12/31 and in USD using EUR to USD exchange rate of 1.08; [3] Represents Nissens' fiscal year ended 4/30; metrics converted to USD using EUR to USD exchange rate of 1.08

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Leading Product Offering Across Multiple Categories

	Engine / EV Cooling (EC)	Air Conditioning (AC)	Engine Efficiency (EE)
% of Net Sales[1]	47%	37%	16%
Description	Powertrain cooling systems maintain a constant engine performance and prevent overheating	Air conditioning systems regulate the temperature of the air inside the vehicle	Products to enhance engine efficiency and reduce emissions
Portfolio coverage[2]	>200 Products added annually; >16,200 Unique OE numbers covered; >3,600 SKU count	>200 Products Added annually; >16,350 Unique OE numbers covered; >3,700 SKU count	>200 Products added annually; >8,100 Unique OE numbers covered; >1,450 SKU count
Product groups	**Primary**:  *Radiators*,  *Oil coolers* **Other**: Electric water pumps, temperature sensors, expansion tanks, and fan clutches	**Primary**:  *AC compressors*,  *Condensers* **Other**: Blowers, fans, pressure sensors, evaporators, expansion valves, and heaters	**Primary**:  *Turbochargers*,  *Intercoolers* **Other**: EGR valves & modules, EGR coolers and oil feed pipes
Relevance in vehicle parc	ICE ↑ PHEV ↑ EV ↑	ICE ↑ PHEV ↑ EV ↑	ICE ↑ PHEV ↑ EV ↓

[1] CYE 2023A and USD; [2] Shown for the Nissens brand only

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Nissens’ Product Categories are Powertrain-Neutral  Internal combustion engine (ICE)  Electric vehicle (EV)  12  3  9  8  13  14  6  11  7  10  2  4  5  12  9  8  13  14  6  11  7  10  4  3  2  5  1  Radiator  Oil cooler  Expansion tanks  Water pumps  Temp. sensors  Engine Cooling EC  Product groups1  (detailed)  Compressor  Condenser  Blower  Heater  Air Conditioning AC  Fan (EC & AC)  Receiver dryer  Evaporator  Expansion valve  Pressure sensor  Thermal system even more important for EVs  EVs contain more components at higher values  Same or higher replacement rates compared to ICE  Nissens currently has over 900 SKUs for EVs  6  1 Non-exhaustive, some parts are not visible in visualization

 Global Presence With a Strong Foothold In Europe  Overview of Nissens’ Net Sales Split by Region  Europe: 85%  North America: 5%  MENAT: 5%  RoW: 5%  Note: Metrics calendarized to 12/31  Key benefits of local sales teams  Locally anchored relationships  Local expertise and inventory management knowhow  Local support  Key benefits of loc al distribution centers  Market-specific vehicle coverage  Product availability  Cost optimization  Reliable deliveries  Flexibility  Localized Sales and Distribution  7

 Operational excellence  Complementary Offerings Across Combined Geographies  Creating a Powerful Global Aftermarket Presence  Leading North American supplier for Vehicle Control and Temperature Control products  Leading European supplier for Thermal Management products with a growing array of Vehicle Control (Engine Efficiency) technologies  $8-12mm In Expected Cost Synergies  potentiBi-directial onal savings  grStrowonthg othrppoughortuncritiosses foselli- r ng  Improved performance  through collaboration and  best practices  Shared go-to-market strategy of being a full-line full-service supplier of professional grade products resonates across the customer base  7

 Transaction Overview  9  Purchase  Consideration  SMP to acquire 100% of Nissens Automotive for $388mm1 (€360mm)  Represents approximately 7.5x EBITDA2 multiple incl. estimated run-rate cost synergies3  100% cash consideration, financed with existing cash and amended credit facilities  Financial  Impact  Grows SMP’s top line by approximately 20% and expands EBITDA margin by 100-150bps  Run-rate cost synergies of $8-12mm expected4  Double-digit EPS accretion expected within the first full year  Significant potential upside from cross-marketing opportunities  Acquisition expected to generate double-digit ROIC in first full year  <3.5x net leverage5 expected at closing, target de-leveraging to <2.0x by the end of 2026  Financing  Committed financing provided by J.P. Morgan, Bank of America and Wells Fargo  SMP intends to extend existing maturities via a new 5-year Revolver and Term Loan A  Combined company committed to deleveraging and continuing a disciplined capital allocation policy  Timing  Expected to close by the end of 2024  Transaction subject to standard customary closing conditions and regulatory approvals  1 Assumes EUR to USD exchange rate of 1.08; 2 Excludes add-back for IFRS-16 depreciation; 3 Assumes run-rate cost synergies of $10mm; 4 Run-rate cost synergies expected to be achieved within 24 months; 5 Net leverage defined as Net Debt / Adj. EBITDA. Estimated net leverage at close assuming no credit for synergies, subject to market conditions and timeline to close

 Benefits of the Acquisition of Nissens for SMP Shareholders  Creates an aftermarket leader in North America and Europe across our key product categories  Expands SMP’s product portfolio of powertrain-neutral and EV-specific categories Enhances customer and geographic diversity  Adds a strong management team with a clear culture fit with SMP Delivers meaningful cost synergies and significant cross-selling potential Highly accretive in the first full year of the transaction  10

 Thank You  10